EXHIBIT 33.1

Report on Assessment of Compliance with Applicable Servicing Criteria for
Covered Bonds by Royal Bank of Canada

January 29, 2013

1. Royal Bank of Canada (“RBC”) is responsible for assessing compliance with the servicing criteria applicable to it in its capacity as Servicer and in its capacity as Cash Manager set forth in paragraph (d) of Item 1122 of Regulation AB as of October 31, 2012 and for the period from September 19, 2012 through October 31, 2012 (the “Reporting Period”) as set forth in Exhibit A hereto.

2. Except as set forth in paragraph 3 below, RBC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria.

3. RBC has determined that the criteria listed in the column titled “Inapplicable Servicing Criteria” on Exhibit A hereto (collectively, the “Inapplicable Servicing Criteria”) are not applicable to RBC based on the activities RBC performs with respect to servicing residential mortgage loans for covered bonds. The criteria set forth in paragraph (d) of Item 1122 of Regulation AB other than the Inapplicable Servicing Criteria are referred to as the “Applicable Servicing Criteria”.

4. RBC complied, in all material respects, with the Applicable Servicing Criteria as of October 31, 2012 and for the Reporting Period with respect to its servicing of the residential mortgage loans in the cover pool.

5. Deloitte LLP, an independent registered public accounting firm, has issued an attestation report on RBC’s assessment of compliance with the Applicable Servicing Criteria as of October 31, 2012 and for the Reporting Period.

ROYAL BANK OF CANADA.

By:	/s/ James Salem
James Salem
Executive Vice-President and Treasurer

By:	/s/ David Power
David Power
Vice-President, Market Strategy and Execution, Corporate Treasury

Exhibit A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
General Servicing Criteria

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.			✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			✓

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
✓

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
✓1

1 The only custodial account is the GDA Account, which is used for all series of outstanding covered bonds.  The transaction agreements require that excess funds held by the Cash Manager are to be deposited in the GDA Account.  On January 29, 2013, the Cash Manager obtained a waiver of compliance with this requirement during the reporting period on the basis that any non-compliance was not material.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓2	✓3

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
✓

1122(d)(2)(iv)
The related accounts1 for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
✓

1122(d)(2)(v)
Each custodial account1 is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			✓

2 Disbursements made on behalf of obligors are made by the Servicer.

3 All payments to investors are made to the applicable paying agent by the Bank as obligor on the covered bonds unless and until the Bank becomes insolvent.  No payments have been made to investors during the period.  No distributions have been made by the Cash Manager and unless and until the Bank becomes insolvent and a Notice to Pay is served on the Guarantor LP, the Cash Manager does not distribute any amounts to investors from collections on the cover pool.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts1, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
✓

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s4 records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
✓5

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		✓3

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		✓3

4 The records are maintained by the Servicer, not the trustee.

5  Until after the issuance of the first covered bond under the registration statement in September 2012, reports to investors were not filed with the Commission and did not include all of the information, including interest payments, that now appear in the Guarantor LP’s investor reports filed on Form 10-D with the Commission.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		✓3

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	✓

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	✓

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.
✓

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	✓

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
✓

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
✓

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
✓

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	✓

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.
✓

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
✓

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
✓

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
✓

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	✓

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Cash Manager
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	✓6

6 The Reserve Fund, which is maintained in the GDA Account, is not funded until a ratings trigger has been breached, which has not occurred.